                                                                       Exhibit 6

 [Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus supplement included in Post-Effective Amendment No. 14 to the Registration Statement on Form S-6 for Survivorship Life, issued through the New England Variable Life Separate Account (File No. 33-66864). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:      /s/   Stephen E. Roth
                                                 -------------------------------
                                                     Stephen E. Roth

Washington, D.C.
April 24, 2002